UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2011
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On April 28, 2011, Developers Diversified Realty Corporation (the “Company”) entered into separate Sales Agency Financing Agreements (collectively, the “Agreements”) with BNY Mellon Capital Markets, LLC and KeyBanc Capital Markets Inc., respectively (the “sales agents”). Under the terms of the Agreements, the Company may issue and sell, from time to time through either of the sales agents, up to an aggregate of $200,000,000 of its common shares, $0.10 par value per share (the “Shares”). The term of each of the Agreements will be a period of up to three years. The sales agents will act as the Company’s agents in connection with any offerings of the Shares under the Agreements.
     The Shares may be offered in one or more selling periods, none of which will exceed 20 trading days. The sales, if any, of the Shares under either of the Agreements will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the New York Stock Exchange, to or through a market maker or through an electronic communications network, or if the Company and either of the sales agents agree in writing, sales may be made in privately negotiated transactions. The Company shall specify to the applicable sales agent (i) the aggregate selling price of the Shares to be sold during a selling period, which may not exceed $100,000,000 without the applicable sales agent’s prior written consent and (ii) the minimum price below which sales may not be made, which may not be less than $2.00 per share without the applicable sales agent’s prior written consent. The Company will pay BNY Mellon Capital Markets, LLC a commission equal to 1.0% of the sales price of all Shares sold through it as agent under the applicable Agreement. The Company will pay KeyBanc Capital Markets Inc. a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the sales price of all Shares sold through it as agent under the applicable Agreement. In addition the Company will pay each sales agent its reasonable documented out-of-pocket expenses, including fees and expenses of counsel (up to $40,000 in the aggregate) as well as legal fees in connection with continuing due diligence (up to $15,000 for any fiscal quarter) in connection with its services under the applicable Agreement.
     The Shares will be issued pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-162451) filed on October 13, 2009 with the Securities and Exchange Commission. The Company filed a prospectus supplement, dated April 28, 2011, to the prospectus, dated October 13, 2009, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.
     The Agreements are filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference; the description of the material terms of the Agreements is qualified in its entirety by reference to such exhibits.
     In the ordinary course of business, the sales agents and/or their respective affiliates have provided, and may in the future provide, investment banking, commercial banking, corporate trust services and other services for the Company from time to time for which they have received, and will in the future receive, customary fees and reimbursement of expenses. The sales agents or their respective affiliates are lenders under our $950 million unsecured revolving credit facility and our secured term loan. Upon any application of the net proceeds from the sale of Shares pursuant to either of the Agreements to repay amounts outstanding under this facility or this loan, each such lender will receive its proportionate share of the amount being repaid.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
1.1	Sales Agency Financing Agreement, dated April 28, 2011, between Developers Diversified Realty Corporation and BNY Mellon Capital Markets, LLC
1.2	Sales Agency Financing Agreement, dated April 28, 2011, between Developers Diversified Realty Corporation and KeyBanc Capital Markets Inc.
5.1	Opinion of Jones Day
8.1	Opinion of Jones Day regarding certain tax matters
23.1	Consent of Jones Day (included in Exhibit 5.1)
23.2	Consent of Jones Day (included in Exhibit 8.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ David J. Oakes
David J. Oakes
Senior Executive Vice President and Chief Financial Officer

Date: April 28, 2011

EXHIBIT INDEX

Exhibit Number	Description
1.1	Sales Agency Financing Agreement, dated April 28, 2011, between Developers Diversified Realty Corporation and BNY Mellon Capital Markets, LLC
1.2	Sales Agency Financing Agreement, dated April 28, 2011, between Developers Diversified Realty Corporation and KeyBanc Capital Markets Inc.
5.1	Opinion of Jones Day
8.1	Opinion of Jones Day regarding certain tax matters
23.1	Consent of Jones Day (included in Exhibit 5.1)
23.2	Consent of Jones Day (included in Exhibit 8.1)